REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Pacific Life Funds:

   In planning and performing our audit of the financial statements of Pacific Life Funds (formerly Pacific Funds) comprised of the Portfolio Optimization Funds (PL Portfolio Optimization Conservative (formerly named PF Portfolio Optimization Model A), PL Portfolio Optimization Moderate-Conservative (formerly named PF Portfolio Optimization
Model B), PL Portfolio Optimization Moderate (formerly named PF Portfolio Optimization Model C), PL Portfolio Optimization Moderate-Aggressive (formerly named PF Portfolio Optimization Model D), PL Portfolio Optimization Aggressive (formerly named PF Portfolio Optimization Model
E) (collectively the "Portfolio Optimization Funds"), and the PL Money Market Fund (formerly named PF Pacific Life Money Market Fund), PL International Value Fund (formerly named PF Lazard International Value), PL Large-Cap Value Fund (formerly named PF Salomon Brothers Large-Cap Value
Fund), PL Short Duration Bond Fund (formerly named PF Goldman Sachs Short Duration Bond Fund), PL Growth LT Fund (formerly named PF Janus Growth LT Fund), PL Mid-Cap Value Fund (formerly named PF Lazard Mid-Cap Value Fund), PL Large-Cap Growth Fund (formerly named PF Loomis Sayles Large-Cap Growth Fund), PL International Large-Cap Fund (formerly named PF MFS International Large-Cap Fund), PL Small-Cap Growth Fund (formerly named PF NB Fasciano Small Equity Fund), PL Main Street(r) Core Fund (formerly named PF Oppenheimer Main Street(r) Core Fund), PL Emerging Markets Fund (formerly named PF Oppenheimer Emerging Markets Fund), PL Managed Bond Fund (formerly named PF PIMCO Managed Bond
Fund), PL Inflation Managed Fund (formerly named PF PIMCO Inflation Managed Fund), PL Comstock Fund (formerly named
PF Van Kampen Comstock Fund), PL Mid-Cap Growth Fund (formerly named PF Van Kampen Mid-Cap Growth Fund), and PL Real Estate Fund (formerly named PF Van Kampen Real Estate
Fund) as of and for the year ended March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

   The management of Pacific Life Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

   Our consideration of Pacific Life Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Pacific Life
Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2007.

   This report is intended solely for the information and use of management and the Board of Directors of Pacific
Life Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Philadelphia, PA
May 21, 2007